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                                                                    EXHIBIT 10.6

                               HEXCEL CORPORATION
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                         AS AMENDED ON FEBRUARY 27, 2002

                                   I. PURPOSE

          The purpose of the Hexcel Corporation Management Incentive Compensation Plan (the "Plan") is to advance the interests of Hexcel Corporation (the "Company") by providing an incentive for those key employees who have a direct, measurable opportunity to advance the Company's goals and promote the growth and long-range interests of the Company. In addition, it is intended that the Plan create linkage between performance and compensation, align management's interests with the interests of stockholders and encourage team management and corporate success. A further purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Code (as defined below) in order to preserve the Company's tax deduction for compensation paid under the Plan to the Chief Executive Officer of the Company.

                                 II. DEFINITIONS

          (a) "Affiliate" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term "Control" shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on December 19, 2000.

          (b) "Award" shall mean the amount (if any) payable to a Participant in respect of a Plan Year pursuant to the Plan.

          (c) "Beneficial Owner" (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

          (f) "CEO" shall mean the Chief Executive Officer of the Company.

          (g) "Change in Control" shall have the meaning given in Article XV hereof.

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          (h) "Code" shall mean the Internal Revenue Code, as amended.

          (i) "Committee" shall mean the Compensation Committee of the Board or such other committee of the Board as may be designated from time to time to administer the Plan.

          (j) "Company" shall mean Hexcel Corporation, a Delaware corporation.

          (k) "Disability" shall mean that, as a result of the Participant's incapacity due to physical or mental illness or injury, the Participant shall not have performed all or substantially all of the Participant's usual duties as an employee for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days.

          (l) "EBIT" shall mean the consolidated earnings before interest and taxes of the Company and its Subsidiaries.

          (m) "EBITDA" shall mean the consolidated earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiaries.

          (n) "EBT" shall mean the consolidated earnings before taxes of the Company and its Subsidiaries.

          (o) "EPS (basic)" shall mean the consolidated net earnings of the Company and its Subsidiaries per share of issued and outstanding Stock.

          (p) "EPS (diluted)" shall mean the consolidated net earnings of the Company and its Subsidiaries per share of Stock on a fully diluted basis.

          (q) "Eligible Employee" shall mean any officer or employee of the Company or a Subsidiary.

          (r) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (s) "Governance Agreement" shall mean the Governance Agreement dated as of December 19, 2000, by and between LXH, L.L.C., LXH II, L.L.C., Hexcel Corporation and the other parties listed on the signature pages thereto.

          (t) "Management Stock Purchase Plan" shall mean the Hexcel Corporation Management Stock Purchase Plan, as amended from time to time.

          (u) "Participant" shall mean any Eligible Employee who is approved by the Committee, in its sole discretion, for participation in the Plan in any Plan Year.

          (v) "Performance Goals" shall mean any one or more criteria and objectives established by the Committee which must be met during the Plan Year as a condition of the Participant's receipt of an Award in respect of such Plan Year. Performance Goals applicable to the CEO shall be based upon the extent of attainment of a level of EBIT, EBITDA, EBT, EPS (basic), EPS (diluted), ROE, Revenue, RONA, Stock Price or SVA relating to the Company, a Subsidiary or business unit. Performance Goals applicable to any Participant other than the CEO may be any performance measurement relating to the Company, a Subsidiary or business unit

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which the Committee deems appropriate as well as the extent of attainment by a
Participant of individual performance objectives.

          (w) "Person", as used in Article XV hereof, shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

          (x) "Plan" shall mean this Hexcel Corporation Management Incentive Compensation Plan, as amended from time to time.

          (y) "Plan Year" shall mean each calendar year during which the Plan is in effect.

          (z) "Restricted Stock Units" shall mean the units in which an Award is partially or wholly payable pursuant to Article VI hereof and which are issuable pursuant to the Management Stock Purchase Plan.

          (aa) "ROE" shall mean return on the equity of the Company and its Subsidiaries on a consolidated basis.

          (bb) "Revenue" shall mean the consolidated net sales of the Company and its Subsidiaries.

          (cc) "RONA" shall mean return on the consolidated net assets of the Company and its Subsidiaries.

          (dd) "Stock" shall mean shares of common stock of the Company, par value $.01 per share.

          (ee) "Stock Price" shall mean the price of the Company's Stock as reported on the New York Stock Exchange Consolidated Transactions Tape.

          (ff) "Subsidiary" shall mean any subsidiary corporation of the Company consolidated with the Company for financial reporting purposes.

          (gg) "SVA" shall mean return on the weighted average cost of capital of the Company.

          (hh) "Target Incentive Award" shall have the meaning given in Section V(A) hereof.

                               III. ADMINISTRATION

          Administration of the Plan shall be by the Committee, which shall, in applying and interpreting the provisions of the Plan, have full power and authority to construe, interpret and carry out the provisions of the Plan. All decisions, interpretations and actions of the Committee under the Plan shall be at the Committee's sole and absolute discretion and shall be final, conclusive and binding upon all parties. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

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                        IV. ELIGIBILITY FOR PARTICIPATION

          The Committee shall have full and complete discretion in determining which Eligible Employees may be Participants in the Plan in any Plan Year. Participation in the Plan in any Plan Year shall not confer any right on any Participant to participate in any subsequent Plan Year.

                           V. DETERMINATION OF AWARDS

          A. ESTABLISHMENT OF TARGET INCENTIVE AWARDS AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of a Plan Year the Committee shall establish for each Participant (i) a Target Incentive Award for such Plan Year and the applicable Performance Goals in respect of such Plan Year and (ii) the amount of Award payable under the Plan as a percentage (which may exceed one hundred (100%) percent) of the Target Incentive Award, derived from the degree of achievement of the applicable Performance Goals. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different goals may be applicable to different Participants. As soon as practicable after the establishment of the Target Incentive Award and Performance Goals, each Participant shall be notified in writing of such Target Incentive Award and the corresponding Performance Goals.

          B. AMOUNT OF AWARD PAYABLE NORMALLY. The Committee shall determine the Award payable to each Participant from the degree of achievement of the applicable Performance Goals. The Committee may, in its sole discretion, (a) increase the amount of any Award otherwise payable to any Participant (other than the CEO) or (b) decrease or eliminate the amount payable to a Participant (including the CEO), in each case to reflect such Participant's individual performance or such other factors as the Committee deems relevant, or in recognition of changed or special circumstances. The amount of the Award payable to the CEO for any Plan Year shall not exceed $1,500,000.

          C. AMOUNT OF AWARD WITH CHANGE OF EMPLOYMENT STATUS. In the event of a change in employment status of a Participant (other than the CEO) during the Plan Year, the Committee may, in its sole discretion, adjust the Award determinants for the Participant based upon the Participant's new status.

          D. AMOUNT OF AWARD WITH TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL. Except as otherwise provided in this paragraph, payment of an Award to a Participant for a particular Plan Year shall be made only if the Participant is employed by the Company or one of its Subsidiaries on the last day of the Plan Year. Notwithstanding any other provision of the Plan, in the case of a Participant's voluntary termination of employment with the Company or a Subsidiary or upon termination of employment with the Company or a Subsidiary for Cause during a Plan Year, the Committee may, in its sole discretion, authorize the full or partial payment of an Award for such Plan Year, if the Participant was actively employed for at least six months during the Plan Year. In the case of a Participant's separation from service due to Disability or death or, in the case of a Participant's (other than the CEO) involuntary termination of employment by the Company or a Subsidiary other than for Cause, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during the Plan Year, payable in accordance with Article VI below. In the case of a Change in Control of the Company during a Plan Year, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during such Plan Year and prior to the Change in Control, computed as if applicable Performance Goals had been attained at the one hundred (100%) percent level and payable in cash no later than the fifth (5th) day following the Change in Control.

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                              VI. PAYMENT OF AWARDS

          A. TIMING OF PAYMENT. Except as provided in the last sentence of
Section V(D) hereof, an Award which becomes payable to a Participant pursuant to
Article V hereof shall be paid to the Participant (or the Participant's estate in the event of the Participant's death) as soon as practicable after the close of the Plan Year and certification by the Committee of the degree of achievement of the relevant Performance Goals. No Participant shall have the unconditional right to an Award hereunder until the Plan Year has concluded and the exact amount of the Award (if any) has been determined and certified by the Committee.

          B. PAYMENT IN CASH AND/OR RESTRICTED STOCK UNITS. At the election of each Participant who has been designated by the Committee as a participant in the Management Stock Purchase Plan, up to fifty (50%) percent of the Participant's Award for any Plan Year shall be paid in Restricted Stock Units pursuant to, and subject to the terms and conditions of, the Management Stock Purchase Plan; provided, however, that the Participant's Award for any Plan Year in which a Change in Control occurs shall be paid totally in cash. The Committee, in its discretion, may permit a Participant in the Management Stock Purchase Plan who first becomes employed by the Company or a Subsidiary during a given Plan Year to elect to have up to one-hundred (100%) percent of the Participant's Award for such Plan Year paid in such Restricted Stock Units. The number of Restricted Stock Units to be paid to a Participant shall be calculated in accordance with the Management Stock Purchase Plan. Payment of the balance of the Participant's Award for such Plan Year (or all thereof if no election of Restricted Stock Units is made by the Participant) shall be made in cash. Payments of portions of any Awards made in Restricted Stock Units pursuant to the Management Stock Purchase Plan may be referred to therein as "purchases" of such Restricted Stock Units.

                             VII. DEFERRAL ELECTIONS

          The Committee may, at its option, establish written procedures pursuant to which Participants are permitted to defer the receipt of Awards payable under the Plan.

                         VIII. ACCOUNTING DETERMINATIONS

          The Committee reserves sole discretion in adopting and changing, from time to time, the accounting principles and practices reflected in audited financial statements of the Company and, in its sole and absolute judgment, to make such other adjustments in Company financial results and/or Performance Goals as may be deemed reasonable, including, without limitation, changes to reflect acquisitions, divestitures, other corporate capital reorganizations, recapitalization or extraordinary events.

                      IX. AMENDMENT AND TERMINATION OF PLAN

     The Compensation Committee of the Board reserves the right, at any time including during a Plan Year, to amend, suspend or terminate the Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any Award for a Plan Year ending prior to the action amending, suspending or terminating the Plan or the payment of any Award payable pursuant to the last sentence of Section V(D) hereof or the rights of a Participant pursuant to any agreement with the Company or any Subsidiary.

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                                X. GOVERNING LAW

     The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

                          XI. MISCELLANEOUS PROVISIONS

          Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or a Subsidiary or affect the right of the Company or a Subsidiary to dismiss any employee. The Plan shall not constitute a contract between the Company or a Subsidiary and any employee. Unless approved by the Committee in respect of a particular Plan Year, no Participant shall have any right to be granted an Award hereunder. Nothing contained in the Plan shall restrict the Committee's power to grant any employee an award or bonus outside the scope of this Plan.

                         XII. NO ALIENATION OF BENEFITS

          Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of a Participant, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

              XIII. NO RIGHT, TITLE OR INTEREST IN COMPANY'S ASSETS

          Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or fiduciary relationship between the Company or a Subsidiary and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate funds shall be established, and no segregation of assets shall be made, to assure payment thereof.

                        XIV. NO STOCK SUBJECT TO THE PLAN

          No shares of Stock shall be reserved for, or issued under, the Plan. To the extent that Awards are paid in Restricted Stock Units, each Restricted Stock Unit shall be issued under, and subject to the terms and conditions of, the Management Stock Purchase Plan.

                              XV. CHANGE IN CONTROL

          Unless otherwise specified by the Committee at the commencement of a Plan Year, for purposes of the Plan the term "Change in Control" shall mean any of the following events:

          (1) any Person is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of either (a) the then outstanding Stock of the Company (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"); excluding, however, the following: (i) any acquisition by the Company or any of its Controlled Affiliates, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

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Company or any of its Controlled Affiliates and (iii) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (3) below; or

          (2) a change in the composition of the Board such that the individuals who, as of December 20, 2000, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

          (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction (a) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (b) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

          (4) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of October 11, 2000 by and among LXH, L.L.C., LXH II, L.L.C., Ciba Specialty Chemicals Holding Inc., Ciba Specialty Chemicals Inc. and Ciba Specialty Chemicals Corporation.

                               XVI. INTERPRETATION

          The Plan is designed and intended to comply with Section 162(m) of the Code to the extent applicable to the CEO as a "covered person" as defined therein, and the Plan shall be construed in a manner to so comply.

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                          XVII. EFFECTIVE DATE AND TERM

          This Plan, as approved by the stockholders of the Corporation on May 21, 1998, is hereby amended and restated as authorized by the Board on October 10, 2000, effective December 19, 2000 for Awards made in respect of Plan Year 2000 and thereafter.

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